Exhibit 10.14

Appendix 8 of Joint Venture Contract

Factory Premises Tenancy Agreement

Between

Jilin Sino-Microelectronics Co., Ltd.

and

Jilin Philips Semiconductor Co., Ltd.

Date: Nov. 25, 2003

Appendix 8 of Joint Venture Contract

Landlord (Party A): Jilin Sino-Microelectronics Co., Ltd.

Legal Address: No. 99 Shenzhen Street, Jilin City, Jilin Province, China

Legal Representative: Xia Zengwen

Tenant (Party B): Jilin Philips Semiconductor Co., Ltd.

Legal Address: No. 99 Shenzhen Street, Jilin City, Jilin Province, China

Legal Representative: Tony Lear

This Tenancy Agreement (hereinafter referred to as the “Agreement”) is made and entered into by and between Party A and Party B, through friendly negotiations, concerning the lease of the factory premises and the ancillary facilities thereto that not invested by Party A to Party B (hereinafter referred to as the “Premises”).

Article 1 Standard, location and area of the Premises

1.1.                              Party A shall be responsible for drawing design and construction of the Premises according to the Construction Requirements specified in Appendix 1 hereto. The Plane Layout Design Drawing is specified in Appendix 2 hereto. During the course of construction, Party A shall observe the provisions of the relevant state laws and regulations. Upon the Final Acceptance (defined below), Party A shall lease the Premises to Party B. The total floor area of the Premises is about 12,900 square meters, which shall be subject to the measurement result issued by the survey organization approved by the government.

1.2                                 The Premises is on the Plot located at No. 99 Shenzhen Street, Jilin City, Jilin Province, China, as specified in Appendix 3 hereto. The area of the Plot is 12,545 square meters.

Article 2 Inspection and acceptance of the Premises

After the Premises passes the inspection and acceptance by the relevant department (including but not limited to the quality and fireproofing inspection and acceptance of the Premises), Party A obtains the document issued by the relevant governmental authority which may prove that Party A is the owner of land use right of the Plot and the owner of the Premises and has right to lease the Premises and the Plot to Party B during the Term specified in Article 4.1 herein, the parties hereto shall respectively appoint a person to form an inspection and acceptance team to check whether the Premises ands the Plot conform to the Construction Requirements (hereinafter referred to as the “Inspection and Acceptance”). Upon the Inspection and Acceptance are passed, the parties hereto shall sign the “Final Acceptance Certificate” in duplicate and hold one original thereof (hereinafter referred to as the “Final Acceptance”). In the case of any defect, Party A shall, at its cost, promptly make necessary repair, modification and adjustment for the Plot and/or the Premises until the Plot and/or the Premises conform to the conditions specified in the Construction Requirements. Upon completion of such matters, Party A shall provide the Plot and the Premises to Party B according to the particular circumstances and make the Inspection and Acceptance again and sign the Final Acceptance Certificate.

Article 3 Purpose of the Premises

The Premises shall be used only for industrial and office purpose. Party B may not use the

Appendix 8 of Joint Venture Contract

Premises for any purpose without the written consent of Party A. Party B shall at its cost complete all the formalities necessary for change of such purpose according to the relevant governmental regulations.

Article 4 Tenancy and term

4.1                                 Party A and Party B agree that, Party A will lease to Party B, and Party B will lease from Party A, the Premises and the Plot in acceptance with the provisions hereof (hereinafter referred to as the “Tenancy”). The Tenancy term for the Premises and the Plot (hereinafter referred to as the “Term”) shall commence from the date of signature of the Final Acceptance Certificate (hereinafter referred to as the “Tenancy Commencement Date”) and end on the date of early termination or expiry of the joint venture contract entered into by Philips Electronics (China) Company Limited and Party A concerning the establishment of Party B (each natural year has 365 days).

4.2                                 During the Term, Party B may give three months’ prior written notice to Party A to terminate this Agreement. Upon the termination hereof, Party B shall return the Premises to Party A and indemnify the direct losses and damages incurred to Party A arising from delayed return due to Party B’s fault. Upon the expiry hereof, Party B shall return the Premises whose situation shall conform to the provisions specified in the Final Acceptance Certificate (or any amendment permitted by Party A), except for normal wear and tear. Party B shall at its cost make necessary repair, modification and adjustment for the Plot and/or the Premises until they conform to the specified conditions upon the return thereof.

Article 5 Payment of rental

5.1                                 The annual rental of the Premises and the Plot shall be 10% of the appraised amount of the Premises and the Plot, amounting to RMB YUAN ________, five years from the Tenancy Commencement Date. The annual rental of the Premises and the Plot shall be 12% of the appraised amount of the Premises and the Plot, amounting to RMB YUAN ________, from the sixth years from the Tenancy Commencement Date to the termination hereof. The parties hereto agree that the appraised amount of the Premises and the Plot shall be the final appraisal value thereof issued by Zhonghe Assets Appraisal Co., Ltd. The final appraisal report for the Premises and the Plot issued by such company shall form Appendix A hereto.

5.2                                 Party B shall pay the rental to Party A from the Tenancy Commencement Date and pay off on or before the 15th day of each month according to the invoice received by it. If Party B delays in payment, it shall pay a penalty amounting to two point five in ten thousand per day according to the delayed amount and period.

5.3                                 If the date due and payable is Saturday, Sunday or Chinese statutory holiday, such date shall be postponed to the first working day following such Saturday, Sunday or Chinese statutory holiday.

5.4                                 The monthly rental shall be permitted by Party B to the following account appointed by Party A or paid by other method agreed in writing by the parties hereto.

Party A’s bank account:	Jilin Industrial & Commercial Bank Hi-tech
Industrial Development Zone Branch
Account number:	0802212409000042560

Appendix 8 of Joint Venture Contract

Article 6 Deposit

6.1                                 Party B shall pay the amount equal to the three months’ rental as Deposit upon paying the first rental.

6.2                                 Upon the expiry of 12 months after the expiry of the Term, the Deposit shall set off three months’ rental payable by Party B to Party B upon the expiry of such 12 months.

Article 7 Party B’s obligations

7.1                                 Party B shall keep the Premises in good condition, and may neither alter the structure of he Premises nor make large-scale reconstruction and decoration without the prior written consent of Party A.

7.2                                 Party B shall pay the rental hereunder on time.

7.3                                 Party B shall assume the risks and expenses of its assets located on the Plot and purchase insurance for such assets. Party B shall be responsible for proper use and maintenance for the Premises and promptly discuss the resolution program with Party A concerning the potential failures and dangers.

7.4                                 In the case of any damage of the Premises arising from Party B’s improper use thereof, Party B shall, at its cost, be responsible for maintenance thereof to restore the Premises to good condition.

7.5                                 In the case of any third party’s damage arising from Party B’s improper use thereof, Party B shall assume the compensation responsibilities relating thereto.

7.6                                 Party B shall abide by all the provisions concerning the environments in the Chinese current laws, perform the relevant terms and conditions of services agreements entered into by the parties hereto, dispose of chemical waste and other environmental pollutions arising from the production process, and assume all the responsibilities arising from breach of such provisions and terms and conditions.

7.7                                 Party B may give a written notice to Party A to sublease the office part of the Premises to third party. However, Party B shall be responsible for management for such subleased part, including collecting the rental from the sub-lessee, etc. The rights and obligations of the parties hereunder may not be changed due to such sublease. In addition, Party B shall abide by the following provisions:

(1)                                  The term of the sublease may not exceed the Term hereunder;

(2)                                  The subleased part may be used for office purpose;

(3)                                  If Party B terminates this Agreement prior to the expiry hereof according to Article 4.2 hereof, the sublease agreement between Party B and the sub-lessee shall be terminated at the same time;

(4)                                  Party B shall be responsible for settling all the disputes arising from the sublease; and

(5)                                  Party B shall be responsible for the taxes and fees arising from the sublease.

Article 8 Party A’s obligations

8.1                                 Party A shall be responsible for any ownership claim made by any third party against the Premises due to Party A’s reason during the Term hereof. Party B’s use right may not be affected thereby, or else Party A shall indemnify the losses incurred to Party B resulting therefrom.

8.2                                 Party A shall, at its cost, be responsible for purchase property insurance and public liability

Appendix 8 of Joint Venture Contract

                                                insurance for the Plot and the Premises. In the case of the insurance accident, the insurance compensation acquired by Party A resulting therefrom shall be paid for the repair fees. Party A shall assume the risk of inadequate insurance compensation. Party A shall provide Party B with the reduplicate of the current year insurance policy in the third quarter of each year.

8.3                                 Party A shall, at its cost, be responsible for repair and maintenance of the Premises according the relevant regulations during the Term hereof. Party A has rights to examine the use and maintenance situation of the Premises at such time as it considers proper, and Party B shall provide convenience for Party A’s examination.

8.4                                 Party A hereby agrees that, Party B may give a written notice to Party A to sublease the office part of the Premises to third party. Party A shall provide assistance and support for the sublease formalities.

8.5                                 During the Term hereof, Party A may not sell or assign the Premises wholly or partially to third party that has the similar business as Party B.

8.6                                 Party A undertakes that, it will terminate this Agreement only if Party B is in material breach hereof, including failure to pay the rental hereunder for more than 3 months without any reasonable reasons.

Article 9 Representations and warranties:

Party A represents and warrants that:

9.1                                 It has acquired the approval for lease of the Premises and the Plot from the relevant department.

9.2                                 It permits Party B to use the Premises and the Plot for industrial and office purpose within Party B’s business scope;

9.3                                 It has acquired the approval for the construction from the relevant Chinese authority which conforms to all the Chinese applicable laws and regulations concerning safety and environmental protection.

9.4                                 Party B shall assume no liability for the land and groundwater pollutions arising prior to the Final Acceptance. The parties hereto shall employ the qualified environmental test organization to test the land and groundwater and to issue the report relating thereto arising prior to the Final Acceptance.

If Party A fails to perform such representations and warranties, it shall indemnify all the losses, damages, fees and expenses incurred to Party B resulting therefrom.

Article 10 Force majeure

Neither party shall be liable for delay in performance or default hereunder or damage or loss due to any unpredictable factor beyond unreasonable control, including act of god, prohibited use of the Premises and the Plot by the government, war, riot, fire and flood. If a party hereto delays in performance hereunder or is in breach hereof for more than two months due to force majeure, either party may give 60 days’ prior written notice to the other party to terminate this Agreement.

Article 11 Taxes and levy

Party A shall pay all the taxes of the Premises and the Plot during the Term (including but not limited to business tax, land use tax, real estate tax and income tax). The parties hereto shall pay the stamp duty according to law.

Appendix 8 of Joint Venture Contract

Article 12 Applicable law and dispute resolution

This Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China. The parties hereto shall make efforts to resolve all the disputes arising out of or relating to this Agreement through friendly negotiations. If the parties hereto fail to resolve any such dispute within 60 days, such dispute shall be submitted for arbitration.

(a)                                  Any dispute or claim arising out of or relating to this Agreement, including the existence, validity or termination of any relevant agreement, shall be finally settled by arbitration in Hong Kong International Arbitration Centre in accordance with the Mediation and Arbitration Rules the International Chamber of Commerce (“Rules”) (hereinafter referred to as the “Arbitration”).

(b)                                 The arbitrator shall be appointed in accordance with the Rules. The language of the Arbitration shall be English.

(c)                                  The Arbitration award shall be final and binding upon the parties. The Arbitration award may be enforced as a judgment in any court having jurisdiction. Therefore, the parties shall hereby confirm that they will perform the Arbitration award as an obligation hereunder and expressly agree to immediately enforce the Arbitration award without delay.

(d)                                 The arbitrator will decide that a party or the parties hereto shall assume the Arbitration fee.

(e)                                  In the course of settling disputes, this Agreement shall be continuously executed by the parties except for the part which is under arbitration.

Article 13 effectiveness of agreement and language version

This Agreement is made in Chinese and English. The Chinese and English versions shall be equally authentic. Each party holds one original of Chinese version and one original of English version. This Agreement and appendixes hereto shall from the whole text and shall come into effect upon signature and seal by the parties hereto.

Landlord (Party A): Jilin Sino-Microelectronics Co., Ltd.

Authorized Representative: Xia Zengwen

Date: Nov. 25, 2003

Tenant (Party B): Jilin Philips Semiconductor Co., Ltd.

Authorized Representative

Appendix 8 of Joint Venture Contract

List of appendixes:

Appendix 1: Construction Requirements see Appendix 1 of Agreement for Service Level of Providing Power Facilities Services

Appendix 2: Plane Layout Design Drawing

Appendix 3: Red Line Map of the Land Block

Appendix 4: Final Appraisal Report for the Premises and the Plot Issued by Zhonghe Assets Appraisal Co., Ltd.

Appendix 8 of Joint Venture Contract

Appendix 1: Construction Requirements see Appendix 1 of Agreement for Service Level of Providing Power Facilities Services

Appendix 8 of Joint Venture Contract

Appendix 2: Plane Layout Design Drawing

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Appendix 8 of Joint Venture Contract

Appendix 3: Red Line Map of the Land Block

Appendix 8 of Joint Venture Contract

Appendix 4: Final Appraisal Report for the Premises and the Plot Issued by Zhonghe Assets Appraisal Co., Ltd.